UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2016

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way
P.O. Box 459
Edinburg, Virginia 22824
(Address of principal executive offices) (Zip Code)

(540) 984-4141
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on August 10, 2015, Shenandoah Telecommunications Company (the “Company”), NTELOS Holdings Corp. (“nTelos”) and Gridiron Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  On May 6, 2016 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into nTelos, with nTelos becoming a direct, wholly-owned subsidiary of the Company (the “Merger”).

As previously disclosed, on December 18, 2015, the Company entered into the Credit Agreement (as amended by the First Amendment to Credit Agreement, dated as of March 29, 2016, the “Credit Agreement”) with various banks and other financial institutions party thereto (the “Lenders”) and CoBank, ACB, as administrative agent for the Lenders, providing for three facilities: (i) a five-year revolving credit facility of up to $75 million, (ii) a five-year term loan facility of up to $485 million (“Term Loan A-1”) and (iii) a seven-year term loan facility of up to $400 million (“Term Loan A-2”) (collectively, the “Facilities”).

ITEM 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Master Agreement with Sprint

On May 6, 2016, Shenandoah Personal Communications, LLC, a wholly-owned subsidiary of the Company (“SPC”), and SprintCom, Inc. (“Sprint”), an affiliate of Sprint Corporation, entered into an Amended and Restated Master Agreement (the “A&R Master Agreement”), which amends and restates the Master Agreement, dated August 10, 2015 (the “Original Master Agreement”), between SPC and Sprint.

Pursuant to the A&R Master Agreement, Sprint and SPC agree to, among other things, (i) provide for an extended process by which nTelos customers will be migrated to Sprint and Sprint’s billing platforms, (ii) make certain adjustments in their relationship and obligations to each other with respect to the Company’s wireless communications business, (iii) transfer to Sprint the spectrum licenses granted by the Federal Communications Commission to nTelos that are related to the nTelos service area and that will be obtained by the Company pursuant to the Merger, (iv) transfer to Sprint certain customers and the underlying customer agreements of nTelos and (v) transfer to the Company certain leases for Sprint retail stores and the associated employees in the nTelos service area. The A&R Master Agreement provides that Sprint will reduce certain monthly management fees payable by SPC to Sprint by $4.2 million per month (subject to adjustment) until the aggregate monthly reductions equal $251.8 million.  SPC may be required to make a cash payment of up to $12 million, payable in monthly installments, to Sprint based on the number of nTelos customers successfully converted to the Sprint billing platform upon the conclusion of the migration period following the closing of the transactions contemplated by the A&R Master Agreement (the “Sprint Transactions”).  The A&R Master Agreement requires the Company to reimburse Sprint for 50% of the losses incurred by Sprint relating to certain divestments of spectrum made to obtain certain necessary consents from governmental entities, subject to a cap of $7.5 million.

The closing of the Sprint Transactions occurred immediately after the consummation of the Merger on the Closing Date.

The foregoing summary of the A&R Master Agreement does not purport to be complete and is qualified in its entirety by the full text of the A&R Master Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Affiliate Addendum

In connection with the execution of the A&R Master Agreement, SPC, Sprint and certain of Sprint’s affiliates entered into Addendum XIX to the Sprint PCS Management Agreement (the “Affiliate Addendum”) on May 6, 2016, which provides for (i) certain amendments to the Sprint PCS Management Agreement related to the availability of the Facilities under the Credit Agreement, (ii) modifications to the inter-service area fee, (iii) revisions to the settlements process described in Addendum XVIII to the Sprint PCS Management Agreement, which was executed in connection with the Merger Agreement and the Original Master Agreement, and (iv) certain other amendments to the Sprint PCS Management Agreement and the Sprint PCS Services Agreement.

The foregoing summary of the Affiliate Addendum does not purport to be complete and is qualified in its entirety by the full text of the Affiliate Addendum, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Consent and Agreement

In connection with the availability of the Facilities under the Credit Agreement, the Company, SPC, Sprint and certain of Sprint’s affiliates entered into a Consent and Agreement (the “Consent and Agreement”) on May 6, 2016, pursuant to which Sprint consents to the assignment by the Company and SPC of a first priority security interest in and lien upon substantially all of their assets and property, including the operating assets and rights of SPC in, to and under the agreements with Sprint to which SPC is a party (including the A&R Master Agreement and the Affiliate Addendum) as collateral for the obligations under the Credit Agreement.

The foregoing summary of the Consent and Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consent and Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

ITEM 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, the Company paid in full all amounts owing under the Amended and Restated Credit Agreement, dated as of September 17, 2012, by and among the Company, CoBank, ACB, as administrative agent, and the lenders party thereto (as amended by the First Amendment to the Amended and Restated Credit Agreement dated January 30, 2014, the “2012 Credit Agreement”) and terminated all commitments to extend further credit thereunder.

CoBank, ACB and many of the lenders party to the 2012 Credit Agreement and their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services (including the Facilities), or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

On May 6, 2016, the Company completed the Merger. At the effective time of the Merger (the “Effective Time”), each outstanding share of nTelos common stock, par value $0.01 per share (“nTelos Common Stock”), issued and outstanding immediately prior to the Effective Time (excluding (i) any shares of nTelos Common Stock owned by nTelos, the Company or any of their respective subsidiaries and (ii) any shares of nTelos Common Stock owned by any nTelos stockholders who were entitled to exercise, and properly exercised, appraisal rights with respect to such shares of nTelos Common Stock pursuant to the General Corporation Law of the State of Delaware) was cancelled and converted automatically into the right to receive $9.25 per share (the “Per Share Merger Consideration”), without interest.

Each nTelos stock option and performance stock unit award for which the performance period had begun prior to the Closing Date, whether vested or unvested, that was outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive the Per Share Merger Consideration (in the case of performance share unit awards, the number of shares of nTelos Common Stock subject to such award was determined based on the Company’s performance through the closing date) or, in the case of stock options, the excess, if any, of the Per Share Merger Consideration over the exercise price of such stock option. Performance stock unit awards for which the performance period had not begun prior to the Closing Date were cancelled. Each nTelos restricted stock award became fully vested and free of restrictions immediately prior to the Effective Time.

The aggregate value of the cash consideration paid to former holders of nTelos Common Stock, stock options and performance stock unit awards in connection with the Merger was approximately $197.4 million.

The Company funded the cash portion of the merger consideration and the satisfaction of nTelos’s indebtedness through cash on hand from nTelos and the Company, and initial borrowings under the Facilities on the Closing Date.

After the closing of the Merger, the nTelos Common Stock, which traded under the symbol “NTLS”, ceased trading on, and is being delisted from, the NASDAQ Stock Market.

Through the acquisition of nTelos and the execution of the A&R Master Agreement, the Company added approximately 566,000 wireless subscribers.  This consists of approximately 226,000 nTelos postpaid, 189,000 Sprint postpaid, 65,000 nTelos prepaid, and 86,000 Sprint prepaid, subscribers.

For more information on the Merger and the Merger Agreement, see the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2015.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Merger and the Sprint Transactions, the Facilities became available to the Company.  On the Closing Date, the Company borrowed (i) $485 million under Term Loan A-1 and (ii) $325 million under Term Loan A-2, which amounts were used to, among other things, fund the payment of the Merger Consideration, to refinance, in full, all indebtedness under the 2012 Credit Agreement, to repay existing long-term indebtedness of nTelos and to pay fees and expenses in connection with the foregoing.  In connection with the consummation of the Merger, nTelos’s subsidiaries became guarantors under the Credit Agreement and pledged their assets as security for the obligations under the Credit Agreement.

For more information on the Credit Agreement, see the Company’s Current Report on Form 8-K filed with the SEC on December 24, 2015, and the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2016.

ITEM 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Financial information relative to the acquired business is not included in this Current Report on Form 8-K.  Such financial information will be filed within 71 calendar days after the date of filing of this Current Report on Form 8-K.

(b) Financial Statements of Business Acquired.

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed within 71 calendar days after the date of filing of this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Master Agreement, dated as of May 6, 2016, by and between Shenandoah Personal Communications, LLC and SprintCom, Inc.

10.2
Addendum XIX to Sprint PCS Management Agreement, dated as of May 6, 2016, by and among Sprint Spectrum L.P., WirelessCo, LLC, APC PCS, LLC, PhillieCo, LLC, Sprint Communications Company L.P., Shenandoah Personal Communications, LLC and SprintCom, Inc.

10.3
Consent and Agreement, dated as of May 6, 2016, by and among Sprint Spectrum L.P., WirelessCo, LLC, APC PCS, LLC, PhillieCo, LLC, Sprint Communications Company L.P., Shenandoah Personal Communications, LLC, SprintCom, Inc. and CoBank, ACB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2016

SHENANDOAH TELECOMMUNICATIONS COMPANY

By:	/s/ Adele M. Skolits
Name:	Adele M. Skolits
Title:	Vice President – Finance and Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Master Agreement, dated as of May 6, 2016, by and between Shenandoah Personal Communications, LLC and SprintCom, Inc.

10.2
Addendum XIX to Sprint PCS Management Agreement, dated as of May 6, 2016, by and among Sprint Spectrum L.P., WirelessCo, LLC, APC PCS, LLC, PhillieCo, LLC, Sprint Communications Company L.P., Shenandoah Personal Communications, LLC and SprintCom, Inc.

10.3
Consent and Agreement, dated as of May 6, 2016, by and among Sprint Spectrum L.P., WirelessCo, LLC, APC PCS, LLC, PhillieCo, LLC, Sprint Communications Company L.P., Shenandoah Personal Communications, LLC, SprintCom, Inc. and CoBank, ACB.